UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 29, 2006.

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)
0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code: 254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Life Partners Holdings, Inc. (“Life Partners” or “We”) served yesterday a declaratory judgment action seeking a judicial ruling that the Utah Division of Securities, Department of Commerce (the “Division”) applied the Utah Securities Act in an unconstitutional manner when it ordered an administrative show cause hearing to determine whether Life Partners and an independent financial planner violated the Utah Securities Act in connection with certain viatical settlements transacted through our subsidiary, Life Partners, Inc. The Division is seeking a cease and desist and a fines of $500,000. The declaratory judgment action is styled Life Partners, Inc. and Life Partners Holdings, Inc. v. R. Wayne Klein, in his official capacity as Director, Division of Securities, Department of Commerce of the State of Utah, U.S. Dist.Ct., W.D. Tex (Waco Div.), Case No. W06-CA-339.

We are attempting to resolve matters with the Division. If the Division is ultimately successful in asserting application of the Utah Securities Act, we would cease doing any business in Utah and such cessation would not materially affect our business operations, financial condition, or results of operations. We cannot give assurance, however, that other state securities regulators will not initiate similar proceedings in the future or that such actions would not have a material adverse effect on our business. Changes in the regulatory environment could also affect our brokers, licensees or clients, which could materially effect on our business.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2006

Life Partners Holdings, Inc.

By: /s/ Nina Piper
Nina Piper
Principal Accounting Officer